                                                                    EXHIBIT 10.4

THIS LEASE, dated the     day of November 1998 Between RALPH SANDOLO, 327 Main
Avenue, Norwalk, Connecticut hereinafter referred to as the Landlord, and CORNERSTONE BANK, a national banking association with offices at 550 Summer Street, Stamford, Connecticut hereinafter referred to as the Tenant,

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows, situated in the City of Norwalk County of Fairfield and State of Connecticut.

     Approximately 2,200 square feet located at 83 New Canaan Avenue, Norwalk, Connecticut * formerly accompanied by a bakery as more particularly depicted on the sketch annexed hereto as Exhibit A

*(the "Building")

     The term of this demise shall be for five years beginning on the date that the Tenant opens for business from the Premises. (The "Commencement Date"). The rent for the demised term shall be

                                See Schedule A

     The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in instalments as follows:

                                See Schedule A

at the office of the Landlord, 327 Main Avenue, Norwalk, Norwalk, CT or as may be otherwise directed by the Landlord in writing.

              THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

     First--The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

     Second--The Tenant covenants and agrees to use the demised premises as a bank branch and related activities and such other activities as may be allowed by zoning.

and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon, not to be unreasonably withheld.

                                                               *following notice

     Third--The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any instalment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten days * after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing as a result of the reletting. ** The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The Tenant agrees to pay, as additional rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.

                                               **After judgment,

     Fourth--The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon, not to be unreasonably withheld or delayed.

     Fifth--The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of the said promises. The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance. The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit. The Tenant shall not make any alternations, additions, or improvements to said premises without the prior written consent of the Landlord not to be unreasonably witheld or delayed. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstruction, snow and ice.

     Sixth.--In the event that any mechanics' lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days' notice to the Tenant, may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

     Seventh.--The tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises.

     Eighth.--Except as may be caused by the Landlord, its agents, contractors or employees. The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

     Ninth.--Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Tenant; gas by the N/A; electricity by the Tenant; heat by the Tenant; hot water by the

Except as may be caused by the Landlord, its agents, contractors or employees, The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.

     Tenth.--The Landlord, or its agents, shall have the right after reasonable notice to enter the demised premises at reasonable hours in the day or night to examine the same or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (that being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual "To Let" signs thereon.

     Eleventh.--In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within ninety days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may re-enter and re-possess the premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within ninety days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises. The terms of the Lease will be extended in the event of temporary deprivation of the use or enjoyment of the Premises. The prepaid rent, if any, shall be proportionately**

     Twelfth.--The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant's occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

     Thirteenth.--No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval shall not be unreasonably withheld or delayed.

     Fourteenth.--Upon Tenant's obtaining a nondisturbance agreement, this lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

     Sixteenth.--The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgement, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

     Seventeenth.--In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within ten days after notice thereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

     Eighteenth.-- All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by mail, addressed to the Tenant at 550 Summer Street, Stamford, Connecticut or to leave a copy thereof with a person of suitable age found upon the premises, or to post a copy thereof upon the door to said premises. Notices from the Tenant to the Landlord shall be sent by mail or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

     Nineteenth.-- It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

     Twentieth.-- In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate provided herein as effective during the last month of the demised term.

     Twenty-first.-- If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking. In the event of such taking, the prepaid rent, if any, shall be rebated to the Tenant proportionately.

     Twenty-fourth.-- No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

     Twenty-fifth.-- The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Landlord would otherwise have by law.

     Twenty-sixth.-- All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

     Twenty-seventh.-- This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

     Twenty-eighth.-- This instrument may not be changed orally.

     See Rider A consisting of paragraphs 1 through 17 attached hereto and made a part hereof.




IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

Witness:
                                        ----------------------------------(SEAL)
                                                  Landlord

  /s/ Matthew Forstadt                  By: /s/ Ralph Sandolo      12/22/98
--------------------------------           -------------------------------------

  /s/ Elizabeth B. Suchy
--------------------------------        ----------------------------------(SEAL)
                                                       Tenant

                                        CORNERSTONE BANK

                                        By: /s/ James P. Jakubek
                                           -------------------------------------
                                           James P. Jakubek, President  12/22/98

RIDER A TO LEASE AGREEMENT BETWEEN RALPH SANDOLO, ("LANDLORD") AND CORNERSTONE BANK, ("TENANT") FOR PREMISES LOCATED AT 83 NEW CANAAN AVENUE, NORWALK, CONNECTICUT
--------------------------------------------------------------------------------
     The following provisions are added to and made a part of the Lease:

     1.   Landlord's Work.  Immediately upon the execution of this Lease, the
          ---------------
Landlord shall cause to be performed in good workmanlike manner, each of the items set forth on Schedule B ("Landlord's Work").

     2.   Tenant's Work.  Immediately upon the execution of this Lease and in
          -------------
coordination with Landlord's Work, Tenant shall cause to be performed in good and workmanlike manner all items set forth on Schedule C ("Tenant's Work").

     3.   Term Expiration Agreement.  Upon ascertaining the Commencement Date,
          -------------------------
the Landlord and Tenant shall execute a Term Expiration Agreement in the form annexed hereto as Schedule D.

     4.   Lease Contingency. This lease is contingent upon the Tenant, at
          -----------------
Tenant's sole cost and expense, obtaining all municipal and governmental approvals for the operation of a bank branch at the Premises including such approvals as may be required for a drive-up teller window. In the event such approvals have not been obtained by March 1, 1999, either party may terminate this Lease upon written notice provided such notice is issued prior to March 30, 1999.

     5.   Parking.  Landlord recognizes and acknowledges that convenient
          -------
automobile access, maintenance and use of a drive-up teller window and parking for Tenant's customers is critical to the useful operation of Tenant's business. Landlord agrees not to build any buildings on the land of which the premises are a part otherwise than as are presently situated thereon and that all present parking shall remain devoted to marked, lighted and paved parking area. Landlord agrees that all entrances, exits, driveways and service areas will remain substantially as presently exist. Landlord agrees not to interfere with, obstruct or otherwise prevent the operation of Tenant's drive-up window.

     Landlord will implement and enforce rules applicable to Landlord and all tenants of the Building requiring those people employed by tenants or occupants of the Building to park in the rear of the Building.

     Landlord shall neither permit nor allow any motor vehicle to be parked for more than 48 consecutive hours.

     The Landlord represents and warrants that there presently exists and there shall remain through the term of this Lease, including all options, ample parking for Tenant's employees at the rear of the Premises.

RIDER A TO LEASE AGREEMENT BETWEEN RALPH SANDOLO, ("LANDLORD") AND CORNERSTONE BANK, ("TENANT") FOR PREMISES LOCATED AT 83 NEW CANAAN AVENUE, NORWALK, CONNECTICUT
--------------------------------------------------------------------------------

     Throughout the term of the Lease and any option period, the Tenant reserves the right to require the Landlord to mark and exclusively designate two (2) parking areas in front of the Premises for the exclusive use of Tenant's customers.

     Implementation and enforcement of the parking requirements set forth herein shall be at the sole cost and expense of the Landlord.

     The exclusive use of two (2) parking spaces by Tenant's customers shall be during banking business hours only. At all other times, the two (2) spaces shall be available to and used in common by Landlord's other tenants and tenants' customers.

     6.   Common Areas. Throughout the term of this demise, the Landlord shall
          ------------
keep the Building and the common areas serving said Building in good condition and repair, free of debris, ice, filth and refuge. The term "Building" as utilized herein and in the Lease means the entire structure of which the Premises are a part.

     7.   Access.  Included in this demise are all rights, privileges, and
          ------
easements necessary for access to the Premises for Tenant, its employees, agents, invitees and all those having business with it.

     8.   Landlord's Covenants. Landlord covenants and warrants that Landlord
          --------------------
has full right and lawful authority to enter into this Lease for the full initial term and all extensions; that Landlord is lawfully seized of the entire land and Building of which the Premises are a part and that said land and that said land and Building are free and clear of all encumbrances except a mortgage to Wilton Bank; that as of the date hereof, the Premises are delivered to the Tenant and, to the best of the Landlord's knowledge, the Landlord has not received notice of a violation of applicable laws, ordinances and regulations including building codes regarding the Premises; that to the Landlord's best knowledge and belief there are no laws, ordinances, government requirements or regulations or zoning or other matters which will restrict, limit or prevent Landlord's use of the Premises for the use contemplated in this Lease.

     9.   Taxes. Landlord shall pay all taxes, assessments and other charges
          -----
which may be levied, assessed or charged against the land and Building including the Premises, but not with respect to Tenant's personal property upon the Premises and within the Premises, and will make all payments required to be made under the terms of any mortgage or deed of trust which is now or hereafter becomes a lien on the land and building of which the Premises are a part.

     10.  Laws. Landlord shall, at Landlord's sole cost and expense, comply with
          ----
all requirements of all county, municipal, state and federal laws and regulations, now enforced, or which may hereafter be enforced, which pertain to the physical or

RIDER A TO LEASE AGREEMENT BETWEEN RALPH SANDOLO, ("LANDLORD") AND CORNERSTONE BANK, ("TENANT") FOR PREMISES LOCATED AT 83 NEW CANAAN AVENUE, NORWALK, CONNECTICUT
--------------------------------------------------------------------------------

environmental condition of the land and Building including the Premises, including without limitation laws and regulations pertaining to disabled persons, asbestos, radon and hazardous substances (unless such asbestos, radon and hazardous substances were caused by Tenant.)

     11. If the Rider conflicts in any way with the attached Lease, the provisions of this Rider shall be controlling.

     12.  Maintenance of Parking and Common Areas.
          ---------------------------------------

     A. During the entire term of this Lease and any extension thereof, Landlord shall maintain and repair the Building, parking area and common areas in good condition and repair. The obligation on the part of the Landlord to maintain said parking and common areas in good condition and repair shall, without limiting the generality thereof, include the following:

     a. Maintaining the parking and walk-way surfaces in a level, smooth and evenly covered condition with the type of surfacing materials originally installed or of similar quality, use and durability;

     b. Removing all papers, debris, snow, ice, filth and refuse and thoroughly sweeping the areas to the extent reasonably necessary to keep said areas in a neat, clean and orderly condition;

     c. Placing, keeping in repair, and replacing any necessary appropriate direction signs, makers and lines; and operating, keeping in repair and replacing when necessary such artificial lighting facilities as shall be reasonably required to keep such areas safe and well-lighted;

     d. Maintaining any perimeter walls in a good condition and state of repair;

     e. Maintaining all landscaped areas, making such replacements of shrubs and other landscaping as is necessary, and keeping said areas at all times adequately weeded, fertilized and watered.

     f. Perform all structural and exterior repairs and replacements, as needed.

     13.  Flag. Provided that the same is erected in accordance with zoning, the
          ----
Tenant shall be privileged to erect and maintain a flag pole for the display of the American flag at a mutually agreeable location within the common areas of the Building and the land upon which the Building is located.

RIDER A TO LEASE AGREEMENT BETWEEN RALPH SANDOLO, ("LANDLORD") AND CORNERSTONE BANK, ("TENANT") FOR PREMISES LOCATED AT 83 NEW CANAAN AVENUE, NORWALK, CONNECTICUT
--------------------------------------------------------------------------------

     14.  Option to Renew. (a) Upon expiration of the initial term or any
          ---------------
subsequent term of this Lease for the Demised Premises, provided that the same is then in full force and effect and Tenant is not in default hereunder, Tenant may extend such terms for three successive renewal terms of 5 years each by giving Landlord written notice that it desires such extension. Such notice must be given no less than 6 months before the initial term expires or such subsequent term by certified or registered mail but may not be given earlier than one year prior to the expiration of any such term. The Renewal Terms shall be upon the same terms, provisions, covenants, and conditions as are contained in this Lease, except as to the duration of the term, the rental rate and any other provision herein which by its terms is applicable only to the initial term.

     (b)  Renewal Rent Determination. The rents during the renewal terms shall
          --------------------------
be equal to the fair rental value of the Demised Premises at the time of commencement of the renewal period, as determined by agreement between Landlord and Tenant or by arbitration in accordance with the provisions of the Lease and this paragraph 14. If Tenant exercises the options in subsection (a), it shall specify in such notice its evaluation of the fair rental value of the Demised Premises ("Tenant's Rent") for the period covered by such exercise. Within one month thereafter, Landlord shall send to Tenant a notice stating either (i) Landlord's agreement with Tenant's Rent, in which event such amount shall be fixed as the rent payable by Tenant for the renewal period in issue, or (ii) Landlord's evaluation of such fair rental value ("Landlord's Rent"). If Landlord and Tenant are unable to agree upon such fair rental value within one month from the date of sending the notice described in (ii) above, the matter shall be determined by arbitration under this Lease. The arbitrators' determination of the fair rental value of the Demised Premises for the renewal period in issue may not, in any event, be less than Tenant's Rent nor more than Landlord's Rent.

     (c)  Continuation of Prior Rent. If for any reason the Renewal Terms
          --------------------------
commence before the fixed rent for such term is determined, Tenant, in the meantime, shall pay the monthly installments of fixed rent (the "Prior Rent") in effect under this Lease on the last day of the term being renewed. If the fixed rent for such renewal term is determined to be greater than the Prior Rent, Tenant, immediately following such determination (in no event later than thirty days), shall pay to Landlord the difference between the Prior Rent actually paid and that which should have been paid on the basis of such determination. In no event shall the rent for the renewal terms be lower than the rent paid by the Tenant during the last month of the initial lease terms.

RIDER A TO LEASE AGREEMENT BETWEEN RALPH SANDOLO, ("LANDLORD") AND CORNERSTONE BANK, ("TENANT") FOR PREMISES LOCATED AT 83 NEW CANAAN AVENUE, NORWALK, CONNECTICUT
--------------------------------------------------------------------------------

     15.  Non-Disturbance. This Lease is contingent upon delivery to the Tenant
          ---------------
of non-disturbance agreement(s) from all existing and future mortgagees and all ground or underlying lessors. This Lease shall be superior to and prior in right to the lien of all subsequent mortgagees, ground or underlying lessors until such time as Landlord shall deliver to Tenant subsequent non-disturbance agreements. To facilitate the delivery of all required non-disturbance agreements, Tenant agrees to execute an attornment agreement in such form as may reasonable be required by the party issuing the agreement of non-disturbance.

     16. Tenant may erect such signs on the Premises, the Building and the common areas of the Building as Tenant may reasonably require provided that all such signage must comply with applicable municipal regulations. The Landlord or any person or entity holding under the Landlord shall also have the right to erect and place a sign on the Building (other than the Premises) and the common areas.

     In addition, Tenant may erect a United States flag in such area of the Building or the land upon which the Building is located as shall not interfere with the parking, driveways or other common areas in accordance with applicable municipal regulations.

     17. In the event the Tenant fails to notify the Landlord or its intention to exercise any of the option terms within the time period set forth herein, Tenant's option to extend shall not expire until thirty (30) days after Landlord notifies Tenant that the time to exercise such option has passed.

     18. The Tenant shall maintain a One Million ($1,000,000) liability policy on the Premises and shall name the Landlord as an additional insured. The Tenant shall provide to the Landlord a copy of the Certificate of Insurance simultaneously upon execution of this Lease.

     19.  Defaults. Tenant and Landlord understand and agree that any one or
          --------
more of the following events shall be considered events of default as said term is used herein:

     (a) Tenant shall fail to pay any base Rent within the time period set forth in Article Third or any Additional Rent or any other charge within thirty
(30) days after demand.

     (b) Tenant or Landlord shall fail to keep, observe or perform any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant or Landlord, and such failure shall continue for thirty (30) days after notice thereof in writing to Tenant or Landlord provided, however, said thirty (30) day period may be extended if the Tenant is diligently pursuing such cure.

     (c) The Tenant's leasehold interest in the Premises are levied upon under execution or attached by legal process, or a lien is filed with respect to the Premises or leasehold interest which is not released or discharged within thirty (30) days after the date of filing.

     (d) A decree or order appointing a receiver of the leasehold or property of Tenant shall be made and such decree or order shall not have been vacated or set aside within sixty (60) days from the date of entry or granting thereof.

     (e) Tenant shall vacate or abandon the Premises during the Term or any extension entered into, (the transfer of a substantial part of the operations, business and personnel of the Tenant previously located at the Premises to another location without replacement of same with other operations permitted by the terms of this Lease, being deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this section) whether or not Tenant thereafter continues to pay rent under this Lease.

     (f) Tenant shall more than three (3) times during a 12-month period be late in the payment of rent or other charges required to be paid hereunder or shall more than three (3) times during any 12-month period fail to keep, observe, or perform any other covenants or agreements herein contained to be kept, observed or performed by Tenant (provided notice of such payment or other defaults shall have been given to the Tenant, but regardless of whether or not Tenant shall have timely cured any such payment or other defaults of which notice was given).

     (g) The existence of any uncured event of default defined or provided for elsewhere in this Lease.

     20. Throughout the term of this Lease and any option period, Tenant shall insure the plate glass at its full insurable value with a company reasonably satisfactory to the Landlord.

     21. In the event that Tenant sublets or assigns this Lease, Tenant agrees that it will not sublet or assign the Premises for use as a restaurant or take-out food facility.

LANDLORD:                               TENANT:
RALPH SANDOLO                           CORNERSTONE BANK


By /s/ Ralph Sandolo                    By /s/ James Jakubek
  ----------------------------             ------------------------------
  Ralph Sandolo                            James Jakubek, President

           [CORNERSTONE BANK NORWALK OFFICE FLOOR PLAN APPEARS HERE]

                                  SCHEDULE A

                                     RENT
                                     ----

     1.   Base Rent. The rental for the base term of this demise will be
          ---------
ascertained by causing an architect, surveyor, or other suitable person mutually agreeable to the Landlord and Tenant to measure the Premises in order to ascertain the rentable square footage. The floor area of the Premises shall be determined by measuring from the outside of the exterior walls to the center of any demising walls. The cost of such measurement shall be shared equally by the Landlord and Tenant. Such measurements shall be completed within fifteen days of the Landlord's completion of the Tenant Separation Firewall. The square footage shall be no less than 2,000 sq ft and no more than 2,200 sq. feet.

     Upon ascertaining the square footage, the Tenant shall pay the rental for the five (5) year term at a rental of $22.00 per square foot in twelve equal monthly installments. The first annual installment of rental will be due thirty
(30) days after the Commencement Date, as defined in the Lease.

     2.   Additional Rent. (a) As Additional Rent Tenant shall, within 15 days
          ---------------
of receipt of demand therefor from Landlord, pay its pro rata share ("Tenant's Pro Rata Share") of operating and maintaining the common areas of the Land and Building ("Operating Expense") consisting of the following charges: (i) all real estate taxes or other taxes or assessments levied against the land upon which the Premises are situated (the "Land") and against the Building in excess of the amount levied against the Land and Building during calendar year 1999 (the "Base Year"); (ii) the cost of garbage removal, and the cost of cleaning and maintaining the interior and exterior of the Premises and the Building;
(iii) the cost of maintaining the Land, including, but not limited to, the cost of snowplowing, parking lot maintenance and lawn care; (iv) the cost of any other service or materials supplied by the Landlord to or for the benefit of the Premises, the Land or the Building, as long as such service, or such materials are reasonably necessary to maintain the Premises, the Building or the Land.

          (b) Tenant's Pro Rata Share shall be equal to the ratio of the Square Footage to the total square foot of the Building ("Tenant's Pro Rata Share"). The square footage of the Building is ________________.

     Landlord shall keep records showing all expenditures incurred as Operating Expenses for each year for a period of three (3) years following each year, and such records shall be made available for inspection by Tenant and/or its agents during ordinary business hours in the city in which the Premises are located.

     Any dispute with respect to Landlord's calculations of Operating Expenses under this Lease shall be resolved by the parties through consultation in good faith within thirty (30) days. However, if the dispute can not be resolved within such period, the Tenant may request an audit of the disputed matter from an independent, certified public accountant selected by both Landlord and Tenant, whose decision shall be final and binding on the parties. Where there is a variance of 8% percent or more between said decision and the Landlord's determination of Tenant's Pro Rata Share of Operating Expenses, Landlord's Insurance and Real Property Taxes, Landlord shall pay the costs of said audit and shall credit any overpayment toward the next rent payment due or pay such over payment to Tenant. If the variance is less than 8% percent Tenant shall pay the cost of said audit.

                                  SCHEDULE B
                                  ----------

                               LANDLORD'S WORK:

     1. Deliver a "plain vanilla box" with all former equipment (ovens, exhaust fan, display cases, walk-in-cooler, etc.) removed.

     2. Remove wall around existing stairwell to reach outside wall, provide rough flooring over stairwell to outside wall.

     3.   Remove wall around oven including exhaust fan, replace ceiling.

     4.   Repair, replace, and add ceiling and ceiling tiles as needed.

     5. Build new "tenant separation firewall" to divide bank space, taped and ready to paint.

     6. Separate HVAC to service bank space only, balanced heat and air, and ducts where needed, clean HVAC duct. Guarantee the HVAC is in good working order.

     7. Separate electrical to service bank space only, with separate meter serving only the Premises.

     8. Paint exterior of that portion of the Building of which the Premises are a part.

     9. Landlord will cause Landlord's Work to be completed to the reasonable satisfaction of Tenant on or before February 1, 1999. In the event Landlord has not completed Landlord's Work in the manner required on or before said date, Tenant shall have the option to cancel this Lease to be exercised on or before March 1, 1999.

                                  SCHEDULE C
                                  ----------

                                TENANT'S WORK:

     1. All interior remodeling including design, required permits and all construction.

     2. Construction to include ADA bathroom, emergency fire exit, drive-up window, ATM, night depository, teller counter and interior walls as outlined in architect's draft.

     3. Exterior signage on Building and pylon. Tenant shall, at its sole cost and expense, obtain all necessary local, state or other governmental approvals in connection with such Building and pylon signage, prior to the erection of the same.